Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Treasurer
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

Update on Impact to ON Semiconductor from Japan Earthquake

PHOENIX, Ariz. – March 16, 2011 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced the impact to operations in Japan from last Friday’s 9.0 magnitude earthquake. The company has confirmed that there have been no on-site injuries to the SANYO Semiconductor division or other ON Semiconductor employees in Japan as a result of the earthquake and tsunami.

“Our deepest condolences go out to the people of Japan following the tragic earthquake that struck on March 11,” said Keith Jackson, ON Semiconductor president and CEO. “Our first priority is, as always, the personal safety and well being of those impacted by the event. We continue to assess our production facilities, the supply chain infrastructure and the customer impact from the earthquake and tsunami. We began posting impact information about our Japan operations last week on the company’s website at www.onsemi.com and will continue to post updates and communicate with our various stakeholders as new information becomes available.”

ON Semiconductor currently owns and operates a total of three production facilities in Japan, located in Aizu, Niigata and Hanyu. Additionally, the company operates another three production facilities leased from SANYO Electric Co. Ltd located in Gunma, Gifu and Kasukawa. Initial reports indicate all six sites have sustained only minimal physical damage and remain structurally sound as a result of the earthquake and tsunami. Production has been restored at Niigata, Gifu, Kasukawa and Hanyu and was initially restored at Aizu.

However, infrastructure services such as fuel, electricity, gases, water, chemicals and logistics to ON Semiconductor’s factories and those of its customers and suppliers in Japan have nevertheless been impacted by the consequences of the earthquake and tsunami. Based on currently available information, this infrastructure disruption is now expected to result in a temporary shutdown of operations at the company’s Aizu and Gunma facilities until services can be reliably restored. The potential for intermittent supply of these services may cause temporary production disruptions at other locations as well. The company currently anticipates infrastructure services will improve towards the end of the first quarter. The company is identifying options to shift production to other facilities to support supply continuity for customers.

As a result of the earthquake and tsunami, ON Semiconductor could potentially see a negative impact to revenues in the first quarter of 2011 due to disruption of infrastructure services, logistics issues and the ability of customers to receive product deliveries within Japan. The potential negative impact to revenues in the first quarter could be in the range of two to four percent of revenues based on the mid-point of total combined revenue guidance for ON Semiconductor and SANYO Semiconductor of $852.5 million provided on Feb. 3, 2011. We cannot currently predict the impact of the earthquake and tsunami on other

- m o r e -

Update on Impact to ON Semiconductor from Japan Earthquake

guidance provided in our Feb. 3, 2011 earnings release at this time. We disclaim any obligation to update this guidance in the future. The company is working with its insurance carriers to assess and recover incurred losses from business interruption, supply chain disruption and property damage, as applicable. ON Semiconductor expects to describe the financial impact of the earthquake and tsunami in further detail during its first quarter 2011 earnings call in May.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

#   #   #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the future financial performance of ON Semiconductor. These forward-looking statements are based on information available to us as of the date of this release, our current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to, uncertainty surrounding the ongoing impact of the earthquake and tsunami in Japan, including the ongoing crisis at the Fukishima Daiichi nuclear power plant; supply chain uncertainty including availability of raw materials, electricity, gas and water; our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers; difficulties encountered in integrating and consolidating and filing timely financial information with the SEC for recently acquired businesses, such as SANYO Semiconductor; difficulties encountered in accurately predicting the future financial performance of recently acquired businesses, such as SANYO Semiconductor; the variable demand and the aggressive pricing environment for semiconductor products; our company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including credit markets, caused by the earthquake and tsunami or otherwise; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; effects of exchange rate fluctuations and changes in the economy and our business; risks associated with international operations, including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning

Update on Impact to ON Semiconductor from Japan Earthquake

additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update earnings guidance or other forward-looking statements to reflect events or circumstances after the date they were made.

###